Exhibit 99.1

News Release

Ashland provides update on projected fiscal 2023 third-quarter earnings and financial outlook for fiscal year 2023; announces new $1 billion evergreen share repurchase authorization

WILMINGTON, Del., June 28, 2023 – Ashland Inc. (NYSE: ASH) today provided an update for preliminary fiscal 2023 third-quarter financial results1 and its outlook for fiscal year 2023 results. The global additives and specialty ingredients company holds leadership positions in high-quality, consumer-focused markets including pharmaceuticals, personal care and architectural coatings.

Preliminary projected fiscal 2023 third-quarter financial results

Ashland’s projected financial results for the third-quarter reflect the following:

o
The continuation and intensification of customer de-stocking across many of the company’s end markets with continued uncertainty about when the de-stocking dynamics will end;
o
As previously communicated, proactive internal inventory-control measures for certain product lines resulting in approximately $15 million of reduced cost absorption during the quarter; and;
o
Limited visibility into underlying consumer demand given the magnitude of customer de-stocking actions.

Sales in the quarter are expected to be in the range of $545 million to $550 million, down approximately 15 percent versus the prior-year period. Each of the company’s reportable segments are expected to report sales declines when compared to the prior-year period driven by lower volumes from rapid customer de-stocking and partially offset by favorable pricing.

Ashland’s projected Adjusted EBITDA is expected to be in the range of $130 million to $135 million, down approximately 22 – 25 percent versus prior year driven primarily by much lower sales volumes and reduced cost absorption from inventory-control actions.

The company projects that ongoing free cash flow generation during the quarter will be in the range of $90 million to $110 million.

New $1 billion share repurchase authorization

Today Ashland announces that its Board of Directors has approved a new $1 billion evergreen share repurchase authorization. This authorization replaces the previous $500 million evergreen authorization under which there was $200 million remaining. Since September 30, 2022, Ashland has repurchased approximately $300 million of its outstanding shares under the existing authorization.

Fiscal year 2023 outlook

Based on continued customer de-stocking, significant macroeconomic uncertainty and very limited visibility into global consumer demand, the company is updating its financial outlook for fiscal year 2023. While the company does not have visibility as to when the de-stocking will end, if the prevailing fiscal-third quarter dynamics persist throughout the fiscal-fourth quarter, the company would expect sales to be in the range of $2.2 billion and Adjusted EBITDA to be in the range of $500 million.

“The unprecedented reset impact from customer de-stocking actions across many supply chains continues to materially impact many of the markets we serve,” said Guillermo Novo, chair and chief executive officer, Ashland. “Previous expectations that de-stocking would conclude during our fiscal-third quarter have proven to be optimistic. There is still significant uncertainty as to when the de-stocking dynamics will end. Until the de-stocking is behind us, it will remain difficult for us to gauge the true end-market demand.”

“While this uncertain environment presents near term challenges, it does not change our longer-term priorities,” continued Novo. “Our objectives remain clear: focus on the things we can control to maximize our near-term performance, maintain disciplined capital allocation, and increase momentum on our longer-term growth opportunities, especially our innovation platforms. In light of current market conditions, we plan to take additional targeted restructuring actions to reduce costs over the coming quarters and refocus resources on innovation-driven growth opportunities.”

“We are excited by Ashland’s longer-term growth opportunities. We also recognize that current market dynamics may cause valuation distortion across our industry. In this environment, Ashland will continue to take capital allocation actions to maximize shareholder value,” concluded Novo.

The information in this release is preliminary, based upon information available at the time of this news release, and actual results may differ.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, adjusted EBITDA provides Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income. The adjustments Ashland makes to derive the non-GAAP measure of adjusted EBITDA exclude items which may cause short-term fluctuations in net income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. Adjusted EBITDA provides disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitates internal and external comparisons of Ashland’s historical operating performance and its business units, and provides continuity to investors for comparability purposes.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow, ongoing free cash flow and free cash flow conversion are non-GAAP liquidity measures that Ashland believes provide useful information to management and investors about Ashland’s ability to convert adjusted EBITDA to ongoing free cash flow. These liquidity measures are used regularly by Ashland’s stakeholders and industry peers to measure the efficiency at producing cash from regular business activities. Free cash flow, ongoing free cash flow and free cash flow conversion have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Ashland is unable to reconcile projected adjusted EBITDA to projected Net Income, the most closely related comparable GAAP financial measure, or projected ongoing free cash flow to operating cash flows, the most closely related comparable GAAP financial measure, because the information needed to provide such reconciliation would require unreasonable efforts. As such no reconciliation of these projected results have been included herein.

About Ashland

Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environment, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,900 passionate, tenacious solvers

– from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology as well as beliefs for projected and expected results for Q3 and full year 2023. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and manage costs.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public health crises, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the ongoing Ukraine and Russia conflict, on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1 Financial results are preliminary until Ashland’s Form 10-Q for fiscal Q3 2023 is filed with the SEC.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com